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                           OEC MEDICAL SYSTEMS, INC.

                            1993 EMPLOYEE INCENTIVE

                             STOCK ACQUISITION PLAN


               (AS AMENDED AND RESTATED EFFECTIVE MARCH 31, 1998)


SECTION 1.    PURPOSE.

          The Plan has been established to provide Eligible Employees with an opportunity to increase their proprietary interest in the Company's success by purchasing Stock directly from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code. The Plan is the successor to the Company's Employee Incentive Stock Acquisition Plan (the "Original Plan") which was terminated on June 30, 1993, and no further shares of Stock will be issuable under the Original Plan.

SECTION 2.    DURATION; PARTICIPATION PERIODS; SHARES AUTHORIZED.

          The Plan shall be in effect from January 1, 1994 to December 31, 2002. While the Plan is in effect, there shall be eighteen (18) Participation Periods of six months each commencing on January 1 and July 1 of each calendar year.
The maximum number of shares of Stock available for purchase over the term of the Plan shall be 400,000 shares, subject to adjustment as provided in Section
11. Such share reserve is comprised of (i) the 175,000 shares originally reserved for issuance under the Plan plus (ii) an additional increase of 100,000 shares authorized by the Board on March 26, 1996, and (iii) an additional increase of 125,000 shares authorized by the Board on March 31, 1998, subject to stockholder approval at the 1998 Annual Stockholders Meeting.

SECTION 3.    ADMINISTRATION.

          The Plan shall be administered by the Committee, which shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. No member of the Board or of the Committee shall be liable to any Eligible Employee, or to any person whose rights derive from an Eligible Employee, for any act or omission made in good faith.

SECTION 4.    ELIGIBILITY AND PARTICIPATION.

       (a) Each Eligible Employee may elect to become a Participant in the Plan for a Participation Period by executing the enrollment form prescribed for such purpose by the Committee. The enrollment form shall be filed with the Company not later than the 10th working day prior to the commencement of the Participation Period. The Eligible Employee shall designate on the enrollment form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which shall be a whole percentage of the Eligible Employee's Compensation, but not less than two percent (2%) nor more than twenty percent (20%).
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       (b) By enrolling in the Plan, a Participant is given the right to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which has been withheld during the Participation Period; provided, however, that with respect to any
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Participation Period, no Participant shall purchase more than a maximum of 2,000 shares of Stock nor shares of Stock in excess of the amounts set forth in
Section 12.

SECTION 5.    EMPLOYEE CONTRIBUTIONS.

        A Participant shall purchase shares of Stock by means of payroll deductions. Payroll deductions as designated by the Participant pursuant to
Section 4(a) shall commence with the first payroll period in the Participation Period and shall continue in each subsequent payroll period during participation in the Plan. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company not later than the 10th working day prior to the commencement of the Participation Period for which such change is to be effective.

SECTION 6.    PLAN ACCOUNTS; PURCHASE OF SHARES.

       (a) The Company shall maintain a Plan Account on its books in the name of each Participant. As of the close of each payroll period in a Participation Period, the amount deducted from the Participant's Compensation shall be credited to the Participant's Plan Account. No interest shall be credited to Plan Accounts.

       (b) As of the last day of each Participation Period, the Participant is deemed to have elected to purchase the number of whole shares of Stock calculated in accord with this Subsection (b), unless the Participant has previously elected to withdraw from the Plan in accord with Section 8. The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Section 4(b) and Subsection (c) below) shall be purchased from the Company with the funds in the Participant's Plan Account. Share certificates representing the number of shares of Stock so purchased shall be issued and delivered to the Participant as soon as reasonably practicable after the close of the Participation Period.

       (c) In the event that the aggregate number of shares which all Participants elect to purchase during the Participation Period exceeds the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares which such Participant has elected to purchase and the denominator of which is the number of shares which all Participants have elected to purchase.

       (d) Any amount remaining in the Participant's Plan Account which represents the Purchase Price for a fractional share shall be carried over in the Participant's Plan Account to the next Participation Period. Any amount remaining in the Participant's Plan Account which represents the Purchase Price for whole shares which could not be purchased under Section 4(b) or Subsection
(c) above shall be refunded to the Participant in cash, without interest.

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SECTION 7.    PURCHASE PRICE.

          The Purchase Price for each share of Stock shall be the lesser of (a)
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eighty-five percent (85%) of the Fair Market Value of such share on the last trading day before the commencement of the Participation Period, or (b) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day in the Participation Period.

SECTION 8.    WITHDRAWAL FROM THE PLAN.

          A Participant may elect to withdraw from the Plan at any time before the last day of a Participation Period by filing the prescribed form with the Company, and payroll deductions shall cease as soon as reasonably practicable thereafter. Within 45 days after the close of such Participation Period, the amount credited to the Plan Account of any Participant who has withdrawn from the Plan shall be refunded to him or her in cash, without interest. A Participant who has withdrawn from the Plan shall not be a Participant in future Participation Periods, unless he or she again enrolls under Section 4.

SECTION 9.    EFFECT OF TERMINATION OF EMPLOYMENT.

          Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under
Section 8. Such withdrawal shall be deemed to occur as of the date when employment terminates. A transfer from one Participating Company to another shall not be treated as a termination of employment.

SECTION 10.   RIGHTS NOT TRANSFERABLE.

          The rights of any participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by will or the laws or descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under
Section 8.

SECTION 11.   RECAPITALIZATIONS, ETC.

       (a) The class and maximum number of securities offered under the Plan, the class and maximum number of securities purchasable per Participant during any one Participation Period and the class and number of securities and the Purchase Price per share in effect under each outstanding purchase right under the Plan shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, or any recapitalization or other increase or decrease in such shares effected without receipt or payment of consideration by the Company. The foregoing notwithstanding, no adjustment shall be made if it would cause the Plan to fail to meet the requirements of Section 423 of the Code.

       (b) In the event of a dissolution or liquidation of the Company, or a merger, consolidation or reorganization to which the Company is a constituent

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corporation, the Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which have been paid toward the Purchase Price of Stock hereunder shall be refunded without interest. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 12.    LIMITATION ON STOCK OWNERSHIP.

          Any other provision hereof to the contrary notwithstanding, the following limitations on acquisition of shares of Stock shall apply:

       (a) No Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company (or any parent or Subsidiary of the Company). For purposes of this Section 12(a), each Participant shall be considered to own any stock which he or she has a right or option to purchase under this or any other plan, and each Participant shall be considered to have the right to purchase 2,000 shares of Stock under this Plan with respect to each Participation Period.

       (b) No Participant shall be granted a right to purchase Stock under the Plan if such Participant's rights to purchase stock under this and all other qualified employee stock purchase plans of the Company or any parent or Subsidiary of the Company would accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time when such right is granted) for each calendar year for which such right is outstanding at any time. Ownership of stock shall be determined after applying the attribution rules of
Section 424(d) of the Code. For purposes of this Section 12(b), the right to acquire Stock under each purchase right shall accrue as and when the purchase right first becomes exercisable on the last day of the Participation Period for which such right is granted.

SECTION 13.    NO RIGHTS AS AN EMPLOYEE.

          Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company or to affect the right of the Participating Company to terminate the employment of any person at any time, with or without cause.

SECTION 14.    NO RIGHTS AS A SHAREHOLDER.

          A Participant shall have no rights as a shareholder with respect to any shares of Stock which he or she may have a right to purchase under the Plan until shares are actually purchased on the Participant's behalf in accordance with Section 6.

SECTION 15.    AMENDMENT OR DISCONTINUANCE.

          The Board shall have the right to amend, modify or terminate the Plan at any time and without notice, provided that no change in the class of employees eligible to participate in the Plan or the benefits accruing to Participants under the Plan and, except as provided in Section 11, no increase in the aggregate number of shares of Stock to be issued under the Plan or the maximum number of shares of Stock purchasable per

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Participant during any one Participation Period shall be effective, unless approved by the vote of the stockholders of the Company in the manner provided in Section 16.

SECTION 16.    SHAREHOLDER APPROVAL.

          The Plan and all elections to purchase shares hereunder shall be void, and all amounts which have been paid toward the Purchase Price of Stock hereunder shall be refunded without interest, unless the Plan is approved and ratified by the holders of a majority of the Company's outstanding shares within 12 months before or after the date when the Plan is adopted by the Board. The provisions of Section 6 notwithstanding, no stock certificates shall be issued to any Participant until the Plan has been approved and ratified in the above manner.

          The Plan was amended effective March 26, 1996 in order to increase the reserve of Stock available for issuance under the Plan by an additional 100,000 shares. The Plan was amended again by the Board on March 31, 1998 in order to increase the reserve by an additional 125,000 shares. Such 125,000 share increase is subject to stockholder approval at the 1998 Annual Stockholders Meeting, and no shares of Stock shall be issued under the Plan on the basis of that increase unless and until such stockholder approval is obtained.

SECTION 17.    DEFINITIONS.

       (a)  "Board" means the Board of Directors of the Company.

       (b)  "Code" means the Internal Revenue Code of 1986, as amended.

       (c) "Committee" means the committee of two or more non-employee Board members appointed from time to time by the Board to administer the Plan, as provided in Section 3(b).

       (d) "Company" means OEC Medical Systems, Inc., a Delaware corporation which is the successor to Diasonics, Inc.

       (e) "Compensation" means the aggregate cash compensation paid to a Participant by the Participating Companies, including cash bonuses, commissions, shift differentials, overtime and similar cash payments, but excluding income recognized in connection with the exercise of stock options and other noncash items, all as determined by the Committee.

       (f)  "Eligible Employee"  means any employee of a Participating Company.

       (g) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

            (i) If Stock is traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transaction report for such date.

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            (ii) If the foregoing provision is inapplicable, then the Fair
     Market Value shall be determined by the Committee in good faith on such basis as it deemed appropriate.

     In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

     (h) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(a).

     (i) "Participating Company" means the Company and such present or future Subsidiaries as the Board shall designate.

     (j) "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to
Section 2.

     (k) "Plan" means this OEC Medical Systems, Inc. 1993 Employee Incentive Stock Acquisition Plan.

     (l) "Plan Account" means the account established for each Participant pursuant to Section 6.

     (m) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7.

     (n) "Stock" means the Common Stock of the Company, par value $0.01 per share.

     (o) "Subsidiary" means a corporation 50 percent or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.

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